Ex-99.23.g.v


                                   ADDENDUM TO
                               CUSTODIAN CONTRACT
                                     BETWEEN
                                   CCMI FUNDS
                                       AND
                              THE FIFTH THIRD BANK

     This addendum is made as of January 4, 2004, amending the Custody Services Agreement (the "Agreement") by and between CCMI Funds ("Customer") and THE FIFTH THIRD BANK ("Custodian") for the purpose of adding the herein additional terms and conditions.

                                                       RECITAL:

     WHEREAS, Customer and Custodian entered into the Agreement dated September 12, 1996, whereby Custodian holds securities of Customer's in safekeeping and provides record retention and other services for Customer's securities. NOW, THEREFORE, the parties have entered into this Addendum as follows:

1. Customer hereby requests Custodian to open and establish a new custody account entitled the CCMI Tax-Exempt North Carolina Bond Fund.

2. Except as otherwise agreed herein, the terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first written above.

              Customer                                Fifth Third Bank

              /s/ Carol J. Highsmith                  /s/ Bill McIntyre
              ----------------------                  -------------------


              Name                                    Name

              Carol J. Highsmith                      Bill McIntyre
              -----------------------                 --------------------

              Title                                   Title

              Asst. Secretary, CCMI Funds             Vice President